                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Global Sports, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                Not Applicable
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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


                         [LOGO OF GLOBAL SPORT, INC.]

                                                             June 30, 1999

Dear Shareholder:

  You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Global Sports, Inc. ("Global" or the "Company") which will be held on Tuesday, July 13, 1999 at 10:00 a.m. (Philadelphia Time) at the office of Global, 555 S. Henderson Road, King of Prussia, PA 19406. The official notice of the Annual Meeting together with a proxy statement and form of proxy are enclosed. Please give this information your careful attention. At the meeting, shareholders of Global are being asked to elect four directors of Global, increase the number of shares issuable under the Company's equity incentive plan, increase the number of authorized shares of common stock under the Company's certificate of incorporation and approve the issuance in a private placement of more than 20% of the issued and outstanding shares of the Company's common stock.




  Whether or not you expect to attend the meeting in person it is important that your shares be voted at the meeting. I urge you to specify your choices by marking the enclosed proxy and returning it promptly.

                                          Sincerely,

                                          /s/ Michael G. Rubin
                                          Michael G. Rubin
                                          Chairman of the Board and
                                          Chief Executive Officer

        555 S. Henderson Rd., King of Prussia, PA 19406 (610) 768-0900

                              Global Sports, Inc.
                             555 S. Henderson Road
                           King of Prussia, PA 19406

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         to be held July 13, 1999

                               ----------------

TO OUR SHAREHOLDERS:

  Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of GLOBAL SPORTS, INC. ("Global" or the "Company") will be held on Tuesday, July 13, 1999, at 10:00 a.m. (Philadelphia Time), at the office of Global, 555 S. Henderson Road, King of Prussia, PA 19406 for the following purposes:

    1. To elect four directors named herein to serve for terms described in the accompanying Proxy Statement and until their successors are elected and qualified, as more fully described in the accompanying Proxy Statement;

    2. To approve an amendment to the Company's 1996 Equity Incentive Plan to increase the number of shares of the Company's common stock, par value $.01 per share ("Common Stock"), issuable thereunder from 1,000,000 shares to 3,000,000 shares;

    3. To approve an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock by 40,000,000 shares from 20,000,000 shares to 60,000,000 shares;

    4. To approve the issuance in a private placement of Common Stock of the Company, representing more than 20% of the number of issued and outstanding shares of such Common Stock; and

    5. To act upon such other business as may properly come before this meeting or any postponement or adjournment thereof.

  The Board of Directors is not aware of any other business to come before the Annual Meeting.

  The Board has fixed May 14, 1999 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          /s/ Steven A. Wolf
                                          Steven A. Wolf
                                          Secretary

King of Prussia, Pennsylvania

June 30, 1999

                              Global Sports, Inc.
                             555 S. Henderson Road
                           King of Prussia, PA 19406

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The accompanying proxy is solicited by and on behalf of the Board of Directors of Global Sports, Inc. ("Global" or the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday July 13, 1999, at 10:00 a.m. (Philadelphia Time) at the office of Global, 555
S. Henderson Road, King of Prussia, PA 19406 and at any postponement or adjournment thereof. The approximate date on which this proxy statement and the accompanying form of proxy will first be sent or given to shareholders is June 30, 1999.

  Sending in a signed proxy will not affect the shareholder's right to attend the annual meeting and vote in person since the proxy is revocable. Any shareholder giving a proxy has the power to revoke it by, among other methods, delivering a later dated proxy or giving written notice to the Secretary of Global at any time before the proxy is exercised.

  The expense of the proxy solicitation will be borne by Global. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by directors, officers or employees of Global and its subsidiaries without additional compensation. Upon request by brokers, dealers, banks or voting trustees, or their nominees who are record holders of the Company's Common Stock, Global is required to pay the reasonable expenses incurred by such record holders for mailing proxy materials and annual shareholder reports to any beneficial owners of the Common Stock.

  A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of the Common Stock for election of all nominees for director hereinafter named and for the amendment to the 1996 Equity Incentive Plan.

  The Company had 12,116,253 shares of Common Stock outstanding at the close of business on May 14, 1999 (the "Record Date"). In order for a quorum to be present at the Annual Meeting, a majority of the outstanding shares of the Company's Common Stock as of the close of business on the Record Date must be present in person or represented by proxy at the Annual Meeting. All such shares that are present in person or represented by proxy at the Annual Meeting will be counted in determining whether a quorum is present, including abstentions and broker non-votes.

  Each share of Common Stock outstanding is entitled to one vote on each matter which may be brought before the Annual Meeting. The election of directors will be determined by a plurality vote. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the amendment to the Company's Certificate of Incorporation. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the meeting is required to approve the amendment to the 1996 Equity Incentive Plan, the issuance in a private placement of more than 20% of the issued and outstanding shares of the Company's Common Stock and any other business matters properly brought before the Annual Meeting. Under the Delaware General Corporation Law, an abstention, withholding of authority to vote or broker non-vote on any proposal, other than the election of directors, will have the same legal effect as an "against" vote.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth, as of May 14, 1999, the beneficial ownership of the Company's Common Stock: (i) by each person known by the Company to be the beneficial owner of five percent or more of the Company's outstanding Common Stock, (ii) by each director and nominee for director of the Company,
(iii) by the Company's chief executive officer and three most highly paid executive officers during fiscal 1998 (the "Named Officers"), and (iv) by the directors, director nominees and executive officers of the Company as a group. Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares. The business address of the officers and directors of Global is that of the Company.

          Name, Position and Address             Number of Shares    Percentage
             of Beneficial Owner               Beneficially Owned(1)  of Class
          --------------------------           --------------------- ----------
Michael G. Rubin..............................       8,039,086          66.3%
 Chairman of the Board and Chief Executive
 Officer of Global
James J. Salter...............................       1,045,400(2)        8.6%
 Chief Executive Officer of Off-Price and
 Action Sports Division
David B. Newcombe.............................          19,167(3)          *
 Co-President and General Manager of Branded
 Division
Steven A. Wolf................................          25,625(4)          *
 Vice President and Chief Financial Officer
Kenneth J. Adelberg...........................         119,500(5)        1.0%
 Director
Harvey Lamm...................................          80,000(6)          *
 Director
Jeffrey Rayport...............................          15,000(7)          *
 Director
DMJ Financial, Inc............................       1,025,400(8)        8.5%
All executive officers and directors as a
 group (12 persons)...........................       9,367,778          76.1%

--------
(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the SEC. Accordingly they may include securities owned by or for, among others, the wife and/or minor children or the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the date of this table. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Includes 1,025,400 shares of Common Stock owned DMJ Financial, Inc. of which Mr. Salter is an officer and a 50% shareholder, and includes options to purchase 20,000 shares of Common Stock awarded to Mr. Salter pursuant to the Company's 1996 Equity Incentive Plan which are exercisable within 60 days of the date of this table. Does not include options to purchase 80,000 shares of Common Stock which are not exercisable within 60 days of the date of this table.
(3) Includes options to purchase 5,334 shares of Common Stock awarded to Mr. Newcombe pursuant to the Company's 1996 Equity Incentive Plan which are currently exercisable. Does not include options to purchase 26,332 shares of Common Stock which are not exercisable within 60 days of the date of this table.
(4) Includes options to purchase 25,625 shares of Common Stock awarded to Mr. Wolf pursuant to the Company's 1996 Equity Incentive Plan, all of which are currently exercisable. Does not include options to purchase 24,375 shares of Common Stock which are not exercisable within 60 days of the date of this table.
(5) Includes options to purchase 46,250 shares of Common Stock awarded to Mr. Adelberg pursuant to the Company's 1996 Equity Incentive Plan, all of which are currently exercisable. Does not include options to purchase 10,000 shares of Common Stock which are not exercisable within 60 days of the date of this table.
(6) Includes options to purchase 80,000 shares of Common Stock awarded to Mr. Lamm pursuant to the Company's 1996 Equity Incentive Plan, all of which are currently exercisable. Does not include options to purchase 70,000 shares of Common Stock which are not exercisable within 60 days of the date of this table.
(7) Includes options to purchase 15,000 shares of Common Stock awarded to Dr. Rayport pursuant to the Company's 1996 Equity Incentive Plan, all of which are currently exercisable. Does not include options to purchase 15,000 shares of Common Stock which are not exercisable within 60 days of the date of this table.

(8) The business address of DMJ Financial, Inc. is 25 Vanley Cresent, Toronto Ontario M3J2B7 Canada.
*  Less than one percent.

                       PROPOSAL I--ELECTION OF DIRECTORS

  The Company's Bylaws, as amended, provide that the number of directors shall be as established by the Board. The Board has set the number of directors at four. The following table sets forth certain information regarding the Company's nominees for election to the Board of Directors to serve for one-year terms until the 2000 Annual Meeting and until their respective successors are elected and qualified.

                                         Position(s) Held      Director Term to
             Name               Age       in the Company        Since   Expire
             ----               ---      ----------------      -------- -------
Michael G. Rubin...............  26 Chairman of the Board and    1995    2000
                                    Chief Executive Officer
Kenneth J. Adelberg............  46 Director                     1995    2000
Harvey Lamm....................  63 Director                     1998    2000
Jeffrey F. Rayport.............  39 Director                     1999    2000

  The principal occupation of each director of the Company is set forth below.

  Michael G. Rubin has served as Chairman of the Board and Chief Executive Officer of the Company since July 31, 1995 and as President and Director of KPR Sports International, Inc., Apex Sports International, Inc. and MR Management, Inc. (the "KPR Companies") since their formation in 1990. Mr. Rubin received the 1995 Entrepreneur of the Year Award for the Delaware Valley Region, which is sponsored by Inc. magazine and Ernst & Young. Mr. Rubin attended Villanova University, Villanova, Pennsylvania.

  Kenneth J. Adelberg has served as President and Chief Executive Officer of HiFi House Group of Companies, a privately-held company based in Broomall, Pennsylvania, since 1987. Mr. Adelberg is a director and founding stockholder of US Wats, Inc., a publicly-traded company specializing in business telecommunications services, located in Bala Cynwyd, Pennsylvania, which was established in 1989. Mr. Adelberg is a founding stockholder and director of Republic Bank, Philadelphia, Pennsylvania, a publicly-traded bank which has been in operation since 1989. Mr. Adelberg holds Bachelor of Science degrees in Biophysics and Physiological Psychology from Pennsylvania State University and attended the MBA program at Drexel University, Philadelphia, Pennsylvania.

  Harvey Lamm was a founder of Subaru of America, Inc., a wholly-owned subsidiary of Fuji Heavy Industries Ltd., and served as its Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer from its inception until its acquisition by Fuji Heavy Industries Ltd. in August 1990. Prior to that acquisition, Subaru of America, Inc. was the exclusive importer of Subaru brand vehicles in the United States and was a publicly traded company listed on the Nasdaq National Market. Mr. Lamm holds degrees from Pennsylvania State University and Drexel University.

  Jeffrey F. Rayport is an associate professor of business administration in the Service Management Interest Group at the Harvard Business School. His research focuses on the impact of new information technologies on services marketing and management strategies for information-based products and services. Dr. Rayport is also a founder and director of the Monitor Marketspace Center, a technology and e-commerce media unit based at Monitor Company, a global strategy consulting firm headquartered in Cambridge, Massachusetts. Dr. Rayport earned an A.B. from Harvard College, an M.Phil. in International Civilization at Harvard University and a Ph.D. at Harvard University in Business History.


  THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES FOR DIRECTORS.

Board, Committees and Attendance at Meetings

  The Board of Directors of the Company held three meetings during the fiscal year ended December 31, 1998. During fiscal 1998, no director attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by committees of the Board of Directors on which he served. The following is a description of each of the committees of the Board of Directors of the Company.

  Audit Committee. The members of the Audit Committee are Messrs. Lamm and Adelberg. The Audit Committee reviews the Company's audited financial statements and makes recommendations to the Board concerning the Company's accounting practices and policies and the selection of independent accountants. The Audit Committee did not meet during the year ended December 31, 1998.

  Compensation Committee. The members of the Compensation Committee are Messrs. Rubin and Adelberg. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the executive officers and administers the Company's stock option plans. The Compensation Committee did not meet during the year ended December 31, 1998.

Compensation of Directors

  Under the Company's current policy, commencing in fiscal 1999, upon election to the Board, non-employee directors of the Company receive an option to purchase 30,000 shares of the Company's Common Stock as compensation for their services to the Company. The directors do not receive any cash compensation for their services on behalf of the Company but are reimbursed for reasonable travel and lodging expenses incurred in attending meetings of the Board of Directors and any Committee. Mr. Rubin, the only director who is also an officer of the Company, does not receive any separate fee for acting in his capacity as a director.

  On September 19, 1995, the Board of Directors adopted, and on November 15, 1995, the shareholders approved, the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Pursuant to the Directors' Plan, options originally could be granted with respect to an aggregate of 12,500 shares of Common Stock. Effective December 31, 1997, the Board of Directors terminated the Directors' Plan, which remains in effect only as to unexercised options granted thereunder.

          PROPOSAL II -- AMENDMENT TO 1996 EQUITY INCENTIVE PLAN

  In March 1996, the Board of Directors adopted and in July 1996 the Company's shareholders approved the Company's 1996 Equity Incentive Plan (the "Incentive Plan"). The Incentive Plan originally permitted Awards to be granted for a total of 100,000 shares of the Company's Common Stock. On September 24, 1996, the Board of Directors approved an Amendment to the Incentive Plan that increased the maximum number of shares issuable under the Incentive Plan to 1,000,000 shares. This amendment was approved by the shareholders at the Company's annual shareholders meeting on December 4, 1997.

  Subject to approval by the Company's shareholders, the Board of Directors amended the Incentive Plan as of January 5, 1999 to increase the authorized number of shares of Common Stock issuable thereunder by 2,000,000 shares and to reserve the additional shares for issuance under the Incentive Plan, bringing the total number of shares of Common Stock issuable under the Incentive Plan to 3,000,000.

  Approval of the amendment to the Incentive Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the Annual Meeting. Proxies for which no specific direction is included will be voted for the amendment to the Incentive Plan.

 1996 Equity Incentive Plan Summary

  The following summary of the Incentive Plan is qualified in its entirety by the specific language of the Incentive Plan, a copy of which is available to any shareholder upon request.

  General. The purposes of the Incentive Plan are to attract and retain key employees and certain other persons who are in a position to make significant contributions to the success of the Company, to reward these employees and other persons for their contributions, to provide additional incentive to these employees and other persons to continue making similar contributions and to further align the interests of these employees and other persons with those of the Company's shareholders. To achieve these purposes, the Incentive Plan permits grants of incentive stock options ("ISO's"), options not intended to qualify as incentive stock options ("Non-ISO's"), stock appreciation rights ("SAR's"), restricted and unrestricted stock awards, performance awards, loans, and supplemental cash awards and combinations of the foregoing (all referred to as "Awards"). Shares issuable under Awards that terminate unexercised, shares issuable under Awards that are payable in stock or cash but are paid in cash and shares issued but later forfeited will be available for future Awards under the Incentive Plan.

  Eligibility. All current and future employees of the Company, and other persons who, in the opinion of the Board of Directors, are in a position to make significant contributions to the success of the Company, such as consultants and non-employee directors, are eligible to receive Awards under the Incentive Plan.

  Administration. The Incentive Plan is administered by the Board of Directors, which determines, among other things and subject to certain conditions, the persons eligible to receive Awards, the persons who actually receive Awards, the type of each Award, the number of shares of Common Stock subject to each Award, the date of grant, exercise schedule, vesting schedule and other terms and conditions of each Award, whether to accelerate the exercise or vesting schedule or waive any other terms or conditions of each Award, whether to amend or cancel an Award and the form of any instrument used under the Incentive Plan. The Board of Directors has the right to adopt rules for the administration of the Incentive Plan, settle all controversies regarding the Incentive Plan or any Award, and construe and correct defects and omissions in the Incentive Plan or any Award. The Incentive Plan may be amended, suspended or terminated by the Board of Directors, subject to certain conditions, provided that shareholder approval will be required whenever necessary for the Incentive Plan to continue to satisfy the requirements of certain securities and tax laws, rules and regulations.

  Options. Recipients of stock options under the Incentive Plan will have the right to purchase shares of Common Stock at an exercise price, during a period of time and on such other terms and conditions as are determined by the Board of Directors. For ISO's, the recipient must be an employee, the exercise price must be at least 100% (110% if issued to a 10% or greater shareholder of the Company) of the fair market value of the Company's Common Stock on the date of grant and the term cannot exceed ten years (five years if issued to a

10% or greater shareholder of the Company) from date of grant. If permitted by the Board of Directors and subject to certain conditions, an option exercise price may be paid by delivery of shares of the Company's Common Stock that have been outstanding, a promissory note, a broker's undertaking to promptly deliver the necessary funds or by a combination of those methods. If permitted by the Board of Directors, options (other than those granted in tandem with SAR's) may be settled by the Company paying to the recipient, in cash or shares of Common Stock (valued at the then fair market value of the Company's Common Stock), an amount equal to such fair market value minus the exercise price of the option shares.

  SARs. SARs may be granted under the Incentive Plan either alone or in tandem with stock options. Generally, recipients of SARs are entitled to receive upon exercise, cash or shares of Common Stock (valued at the then fair market value of the Company's Common Stock) equal to such fair market value on the date of exercise minus such fair market value on the date of grant of the shares subject to the SAR, although certain other measurements also may be used. A SAR granted in tandem with a stock option is exercisable only if and to the extent that the option is exercised.

  Stock Awards. The Incentive Plan provides for restricted and unrestricted stock awards. Stock awards allow the recipient to acquire shares of the Company's Common Stock for their par value or any higher price determined by the Board of Directors. In the case of restricted stock awards, the shares acquired are subject to a vesting schedule and other possible conditions determined by the Board of Directors.

  Performance Awrds. The Incentive Plan provides for performance awards entitling the recipient to receive stock options, stock awards or other types of Awards conditional upon achieving performance goals determined by the Board of Directors. Performance goals may involve overall corporate performance, operating group or business unit performance, personal performance or any other category of performance determined by the Board of Directors. Financial performance may be measured by revenue, operating income, net income, earnings per share, Common Stock price, price-earnings multiple or other financial factors determined by the Board of Directors.

  Loans and Cash Awards. Under the Incentive Plan, loans or supplemental cash awards may be granted to recipients of Awards to help defray taxes due as a result of the Awards. The terms and conditions of loans and supplemental cash awards, including the interest rate, which may be zero, and whether any loan will be forgiven, are determined by the Board of Directors.

  Termination of Awards. Except as otherwise agreed by the employee and the Company, upon termination of a recipient's employment or other relationship with the Company, (i) stock options and SARs remain exercisable for a period of three months (one year if termination is due to death or disability) to the extent that they were exercisable at the time of termination and (ii) unvested shares under outstanding restricted stock awards vest immediately, except in the case of a voluntary resignation or termination for cause (as defined in the Incentive Plan). Stock options, SAR's and other Awards that are not exercisable at the time of termination automatically terminate, and payments or benefits under deferred stock awards, performance awards and supplemental cash awards that are not irrevocably due at the time of termination are forfeited.

  Summary of Federal Income Tax Consequences. This discussion, which is based upon federal income tax law as in effect on the date of this Proxy Statement generally summarizes certain federal income tax consequences associated with the Incentive Plan. The tax consequences to executive officers may be different from those summarized below. No taxable income is realized upon the grant of a stock option, nor upon the exercise of an ISO except to the extent that the exercise may result in alternative minimum tax liability. Upon the exercise of a non-qualified option, the recipient realizes ordinary income equal to the fair market value on the date of exercise minus the exercise price of the option shares. If restricted shares of the Company's common stock are used to settle a stock option, however, then the realization of income may be deferred. Upon a disposition of shares acquired by exercise of a stock option, the gain or loss generally constitutes a capital gain or loss. In the case of a disposition of ISO shares within one year after the date of exercise or within two years after the date of grant, the difference between the fair market value on the date of exercise and the exercise price constitutes ordinary income, and any additional gain or loss above or below the fair market value on the date of exercise constitutes a capital gain or loss.

  Upon the grant of an unrestricted stock award, the recipient realizes ordinary income equal to the fair market value on the date of grant minus the price paid for the shares awarded. A recipient of a restricted stock award realizes ordinary income only as of and when the shares vest. The ordinary income realized on each vesting or transfer date equals the fair market value on that date less the price paid for the shares. A recipient of a restricted stock award may, however, choose or be required by the terms of the award to elect under Section 83(b) of the Code to have the ordinary income associated with all of the restricted shares realized and measured on the date of grant. A recipient who makes such an election and later forfeits restricted shares may not claim a loss for tax purposes. The tax consequences of a performance award depend upon the nature of the underlying Award earned if and when the performance goals are achieved. Generally, loans made under the Incentive Plan do not result in taxable income to the recipient. If the interest rate is lower than certain rates specified under the Code, however, then ordinary income may be imputed to the recipient. Forgiveness of all or part of a loan also results in ordinary income to the recipient. The recipient of a supplemental cash award realizes ordinary income equal to the amount received.

  Generally, whenever a recipient realizes ordinary income, a corresponding deduction is available to the Company. Under Section 162(m) of the Code, however, the Company will be denied a deduction for certain compensation exceeding $1,000,000 paid to its chief executive officer and four other highest paid executive officers, excluding (among other things) certain performance-based compensation (see Report of the Compensation Committee).

New Plan Benefits

  The following table sets forth the number of shares issuable upon the exercise of options granted to the groups specified during fiscal 1998.

                 1996 Equity Incentive Plan
                                             Number of
                Name and Position              Units
       ------------------------------------  ---------
       Executive Group                        184,000
       Non-Executive Director Group            80,000
       Non-Executive Officer Employee Group   253,416

  THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE COMPANY'S 1996 EQUITY INCENTIVE PLAN.

         PROPOSAL III--AMENDMENT TO CERTIFICATE OF INCORPORATION

  Under the Company's Certificate of Incorporation, the Company currently is authorized to issue up to 20,000,000 shares of Common Stock. As of May 14, 1999, there were approximately 4,837,947 authorized shares of the Company's Common Stock that were not issued or reserved for future issuance. In June 1999, the Board of Directors approved an amendment to the Company's Certificate of Incorporation that increases the maximum number of authorized shares of Common Stock by 40,000,000 from a total of 20,000,000 shares to a total of 60,000,000 shares, subject to approval by the stockholders of the Company. The purpose of the amendment is to provide sufficient shares for the issuance of shares of Common Stock in the SOFTBANK transaction as described in Proposal IV below, as well as for future stock splits, stock dividends, recapitalizations, acquisitions and other corporate transactions, although no such use currently is planned other than the SOFTBANK transaction. Once authorized, the additional shares of Common Stock may be issued with approval of the Board of Directors but without further approval of the stockholders unless stockholder approval is required by applicable law, rule or regulation. Accordingly, this solicitation may be the only opportunity for stockholders to approve such stock splits, stock dividends, recapitalizations, acquisitions and other corporate transactions.

  Stockholder approval of this proposal is required under Delaware law. Approval of the amendment to the Company's Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company. Michael G. Rubin, Chairman of the Board and Chief Executive Officer of the Company, who owns more than 65% of the currently outstanding Common Stock, has agreed in connection with the SOFTBANK transaction to vote in favor of the amendment to the Company's Certificate of Incorporation.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

    PROPOSAL IV--APPROVAL OF ISSUANCE OF SHARES IN A PRIVATE PLACEMENT


  On June 10, 1999, the Company and SOFTBANK America Inc., a Delaware corporation ("SOFTBANK"), entered into a Stock Purchase Agreement (the "Purchase Agreement") and related agreements for the sale of 6,153,850 shares of the Company's Common Stock to SOFTBANK, at a price of $13.00 per share (the closing price on May 26, 1999, the day prior to the day the Company and SOFTBANK agreed in principle to the transaction) for an aggregate purchase price of $80,000,050. Upon completion of the contemplated transactions, SOFTBANK will own approximately thirty percent (30%) of the Company's Common Stock on a fully diluted basis. The Company intends to use the proceeds from the sale of Common Stock to SOFTBANK for general corporate purposes, including funding its e-Commerce operations. On June , 1999, the Company filed a Current Report on Form 8-K relating to the execution of the SOFTBANK agreement, and copies of such agreements are attached as exhibits to the Form 8-K.

  The Company anticipates that an initial closing (the "First Closing") will take place in July 1999 after which time SOFTBANK will have acquired 2,432,692 shares of Common Stock, and that a second closing (the "Second Closing") will take place on the latest to occur of (i) the first business day following the date on which the last to be fulfilled or waived of the conditions to the Second Closing set forth in the Purchase Agreement takes place, (ii) such other date as is mutually agreed to by the Company and SOFTBANK or (iii) the date of the First Closing. After the Second Closing, SOFTBANK will have acquired an additional 3,721,158 shares of Common Stock of the Company increasing SOFTBANK's holdings to 6,153,850 shares.

  The total consideration to be paid by SOFTBANK to the Company for the shares is $80,000,050. The purchase price for the shares to be purchased at the First Closing will be paid by automatic conversion of the Convertible Subordinated Note (defined below) in the principal amount of $15,000,000 and by wire transfer in immediately available funds of an amount equal to the product of
(i) the difference equal to (A) the number of shares to be purchased by SOFTBANK at the First Closing (as set forth in the Schedule of Purchases attached to the Purchase Agreement) minus (B) the number of shares issuable upon conversion of the Convertible Subordinated Note, times (ii) $13.00. The purchase price of the shares to be purchased at the Second Closing will be paid by wire transfer of $48,375,054.

  The Purchase Agreement provides, among other things, that on and after the First Closing, SOFTBANK will have the right to designate (i) a number of members of the Company's Board of Directors equal to the product of (A) the total number of authorized directors and (B) the aggregate Proportionate Share of SOFTBANK and the SOFTBANK Entities (as defined in the Purchase Agreement), rounded up to the nearest whole number, but not to exceed two directors (the "Board Composition Requirement"), and (ii) so long as SOFTBANK and the SOFTBANK Entities collectively own 50% or more of the shares purchased pursuant to the Purchase Agreement, one director to be a member of each committee of the Company's Board of Directors. "Proportionate Share," as defined in the Purchase Agreement, means, with respect to each Securityholder (as defined in the Purchase Agreement), a fraction the numerator of which is the total number of shares of Common Stock owned and the number of shares of Common Stock issuable upon exercise of Rights (as defined in the Purchase Agreement) owned by such Securityholder, and the denominator of which is the total number of shares of Common Stock outstanding plus the number of shares of Common Stock issuable upon exercise of all Rights outstanding.

  The Company and SOFTBANK also entered into a Registration Rights Agreement, dated June 10, 1999, under which the Company has granted SOFTBANK certain "demand" and "piggy-back" registration rights with respect to the shares of Common Stock purchased pursuant to the Purchase Agreement. In the Purchase Agreement, the Company has also granted SOFTBANK certain preemptive rights.

  In conjunction with the execution of the Purchase Agreement, the Company and SOFTBANK entered into the Subordinated Loan Agreement, dated as of June 10, 1999, pursuant to which, on such date, SOFTBANK loaned the Company $15,000,000 in order to provide the Company with capital until the First Closing. The loan was evidenced in the form of a convertible subordinated note. Interest on the Convertible Subordinated Note accrues on the outstanding principal amount of the loan at the rate of 4.98% per annum. Upon the First Closing, all unpaid principal and accrued but unpaid interest due on the Convertible Subordinated Note will automatically convert into a number of shares of Common Stock equal to the total amount of unpaid principal and accrued but unpaid interest divided by $13.00, subject to adjustment under certain circumstances.

  In connection with the Purchase Agreement, Michael G. Rubin, the Company's Chairman and Chief Executive Officer and holder of more than 65% of the Company's Common Stock, entered into a Voting Agreement, dated as of June 10, 1999, in favor of SOFTBANK, pursuant to which Mr. Rubin agreed, among other things, that he will vote all of his shares of Common Stock (i) in favor of this proposal; (ii) in favor of the amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock; and
(iii) in favor of election to the Company's Board of Directors of the directors which SOFTBANK is entitled to designate upon consummation of the First and Second Closings.

  SOFTBANK, as an inducement and a condition to consummating the Purchase Agreement, entered into a Voting Agreement, dated as of June 10, 1999, in favor of Mr. Rubin, pursuant to which SOFTBANK agreed, among other things, that it will vote all of its shares of Common Stock in favor of any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Purchase Agreement, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected as a director (a "Continuing Director") and who, in either event, is not a director designated by SOFTBANK pursuant to the Purchase Agreement and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of the Continuing Directors then on the Board of Directors.

  The completion of the contemplated transactions with SOFTBANK is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the approval of the holders of at least a majority of the outstanding Common Stock of the Company at the Annual Meeting, and certain other limited conditions.

  Pursuant to Rule 4460(i)(1)(D) ("Rule 4460(i)(1)(D)") of the Nasdaq Stock Market, Inc. ("Nasdaq"), the Company is required to obtain shareholder approval in connection with any transaction, other than a public offering, that involves the issuance by the Company of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock) that equals 20% or more of the Common Stock of the Company outstanding before the issuance of such securities at a price below market value (the "20% Limitation"). On June 10, 1999, the date of the execution of the SOFTBANK agreements, the closing sale price of the Company's Common Stock as reported on the Nasdaq National Market was $18.875 per share and there were 12,165,719 shares of Common Stock outstanding. Accordingly, the Board of Directors of the Company has decided to seek shareholder approval of the issuance of shares of Common Stock to SOFTBANK in order to satisfy Rule 4460(i)(1)(D).

  The adoption of the proposal to approve the issuance by the Company in a private placement of a number of shares of Common Stock in excess of the 20% Limitation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented by proxy at the Annual Meeting. As stated above, Mr. Rubin, who owns more than 65% of the currently outstanding Common Stock, has agreed to vote in favor of this proposal.

  The following table sets forth the capitalization of the Company as of March 31, 1999, (i) on an actual basis, and (ii) on a pro forma as adjusted basis to give effect to the sale of 6,153,850 shares of Common Stock in the private placement to SOFTBANK (which includes the conversion of principal and accrued and unpaid interest of the interim loan) at an offering price of $13.00 per share and the application of the estimated net proceeds therefrom, after deducting offering expenses estimated at $50,000. The table should be read in conjunction with the financial statements, including the notes thereto, attached to the Company's Annual Report to Shareholders for the year ended December 31, 1998 which was previously mailed to the shareholders on May 19, 1999.

                                                            March 31, 1999
                                                       ------------------------
                                                                    Pro Forma
                                                         Actual    As Adjusted
                                                       ----------- ------------
Current portion of long term debt..................... $35,312,946 $ 10,870,271
                                                       ----------- ------------
Subordinated notes payable............................   3,305,143    3,305,143
Long term debt, less current portion..................   4,787,727    4,787,727
Stockholders' equity:
  Preferred Stock, $0.01 par value; 1,000,000 shares
   authorized; 10,000 shares issued as mandatorily
   redeemable preferred stock.........................         100          100
  Common Stock $0.01 par value; 20,000,000 shares
   authorized; 13,109,348 and 19,263,198 shares
   issued, actual and pro forma, as adjusted;
   12,040,262 and 18,194,112 shares outstanding,
   actual and pro forma, as adjusted(1)...............     131,093      131,093
Additional paid-in capital............................  15,737,522   95,676,033
Retained earnings.....................................     617,213      617,213
Treasury stock, at cost                                  (213,817)    (213,817)
                                                       ----------- ------------
    Total stockholders' equity........................ $16,272,011 $ 96,272,061
                                                       ----------- ------------
    Total capitalization.............................. $59,674,927 $115,232,302
                                                       =========== ============

--------

(1) Excludes shares of Common Stock issuable upon exercise of stock options granted under the Company's 1987 Stock Option Plan, 1988 Stock Option Plan, 1990 Stock Option Plan, 1992 Stock Option Plan, 1993 Stock Option Plan, 1995 Stock Option Plan, 1995 Non-Employee Directors' Stock Option Plan and 1996 Equity Incentive Plan. See "Executive Compensation--Stock Option Plans."

  THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ISSUANCE OF SHARES OF COMMON STOCK IN A PRIVATE PLACEMENT IN EXCESS OF 20% OF THE OUTSTANDING NUMBER OF SHARES OF COMMON STOCK.

                            EXECUTIVE COMPENSATION

Compensation Committee Report

  The Company's Compensation Committee of the Board of Directors is comprised of Messrs. Rubin and Adelberg. For 1998, the Board of Directors reviewed the compensation of executive officers, made decisions regarding executive compensation and administered the Company's employee stock option plans.

  The Company's compensation policies for executive officers are to (i) provide compensation packages to attract, motivate and retain executives, (ii) link a significant portion of compensation to financial results to reward successful performance, and (iii) provide long-term equity based compensation to further align the interests of executives with those of the shareholders and further reward success and performance. The principal components of the Company's executive compensation are base salary, incentive compensation and stock options.

  In determining compensation levels, the Company considers compensation packages offered by similar sized companies within the athletic footwear industry. Compensation levels for individual executive officers may be more or less than those offered by such other companies, depending on a subjective assessment of individual factors, such as the executive's position, skills, achievements, tenure with the Company and historical compensation levels.

  The Company has employment agreements with the following Named Officers:
Michael G. Rubin, James J. Salter, David B. Newcombe and Steven A. Wolf. Pursuant to the agreements, total compensation is divided into three primary components: base salary, bonus and stock options. The award of bonuses and stock options serve as incentives for superior performance and are based upon both the performance of the executives and the Company. Compensation of the Named Officers for fiscal 1998 was determined in accordance with these employment agreements as described herein.

  Under the stock option plans established by the Company, stock options are periodically granted to employees at the discretion of the Board of Directors or Compensation Committee. It is contemplated that executives of the Company will be eligible to receive stock option grants, subject to individual performance and the performance of the Company as a whole.

  During 1998, the Company's Named Officers were granted a total of 130,000 options to purchase Common Stock at exercise prices ranging from $2.88 to $6.88 per share.

  Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held company, such as the Company, for certain compensation exceeding $1,000,000 paid in any taxable year to the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain performance-based compensation. The Board has not yet recommended any change to the Company's executive compensation policies and plans as a result of Section 162(m), but the Compensation Committee will continue to evaluate the impact of recently finalized tax regulations to ensure that the Company's executive compensation plans most effectively serve the interests of the Company and its shareholders.

                                          Michael G. Rubin
                                          Kenneth J. Adelberg

Summary Compensation Table

  The following table sets forth information regarding compensation paid by the Company and its subsidiaries to each Named Officer.

                                                                                 Long Term
                                  Annual Compensation(1)                    Compensation Awards
                         ------------------------------------------- ------------------------------------
                                                                                Securities
                                                                     Restricted Underlying
        Name and         Fiscal                       Other Annual     Stock     Options/     All Other
   Principal Position     Year   Salary      Bonus   Compensation(1)  Award(s)   SARS (#)    Compensation
   ------------------    ------ --------    -------- --------------- ---------- ----------   ------------
Michael G. Rubin........  1998  $398,269         --        --           --           --          --
 Chairman of the Board
  and                     1997   297,115(2)      --        --           --           --          --
 Chief Executive Officer
  of Global               1996   593,924(2)      --        --           --           --          --
James J. Salter(7)......  1998   140,625    $100,000       --           --       100,000(3)      --
 Chief Executive Officer
  of Off-                 1997       --          --        --           --           --          --
 Price and Action Sports
  Division                1996       --          --        --           --           --          --
David B. Newcombe(8)....  1998   130,058         --        --           --        30,000(4)      --
 Co-president and         1997       --          --        --           --           --          --
  General Manager--       1996       --          --        --           --           --          --
  Branded Division
Steven A. Wolf..........  1998   124,481      20,000       --           --           --          --
 Vice President and       1997   112,178      25,000       --           --        50,000(5)      --
  Chief Financial         1996   101,563         --        --           --            --(6)      --
  Officer

--------
 (1) Excludes perquisites and other personal benefits that do not exceed $50,000 or 10% of each officer's total salary and bonus.
 (2) Includes amounts paid by the KPR Companies until December 15, 1997, the date of the Company's reorganization, and paid by the Company thereafter.
 (3) Represents an option to purchase 100,000 shares of Common Stock granted to Mr. Salter in fiscal 1998 at an exercise price of $6.875 per share. Such option will vest at a rate of 20% per year over a five year period with the first portion vesting on May 12, 1999, the first anniversary of the date of grant.
 (4) Represents options to purchase 20,000 shares and 10,000 shares of Common Stock granted to Mr. Newcombe in fiscal 1998 at exercise prices of $2.88 per share and $3.20 per share, respectively. Such options will vest at a rate of 25% per year over four year periods with the first portions vesting on January 2, 1999 and October 19, 1999, the first anniversaries of the respective dates of grant.
 (5) Represents an option to purchase 32,500 shares of Common Stock granted to Mr. Wolf in fiscal 1997 at an exercise price of $3.20 per share and options to purchase 7,500 shares and 10,000 shares of Common Stock granted to Mr. Wolf in prior periods which were repriced from $4.00 and $9.375, respectively, to $3.20 in fiscal 1997. Such options vest at a rate of 20%, 20% and 33 1/3%, respectively, over five, five and three year periods.

 (6) In fiscal 1996, Mr. Wolf was granted an option to purchase 7,500 shares of Common Stock at an exercise price of $4.00 per share. Such option was subsequently repriced to $3.20 in fiscal 1997 and is included in the 50,000 figure under fiscal 1997.
 (7) Mr. Salter joined the Company on May 12, 1998.
 (8) Mr. Newcombe joined the Company on January 2, 1998.

Stock Options

  The following table sets forth information regarding options to purchase shares of Common Stock exercised by the Named Officers during fiscal 1998 under the Company's stock option plans and the values of options held by such individuals at fiscal year end.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                       Number of Securities  Value of Unexercised
                                                      Underlying Unexercised     In-the-Money
                                                         Options/ SARs at      Options/SARs at
                                                         Fiscal Year End       Fiscal Year End
                          Shares Acquired    Value         Exercisable/          Exercisable/
          Name            on Exercise(#)  Realized($)     Unexercisable        Unexercisable(1)
          ----            --------------- ----------- ---------------------- --------------------
Michael G. Rubin........        --            --                     --                     --
 Chairman of the Board
 and Chief Executive
 Officer of Global
James J. Salter.........        --            --              --/100,000            --/$100,000(2)
 Chief Executive Officer
 of Off-Price and Action
 Sports Division
David B. Newcombe.......        --            --              --/ 31,666            --/$150,440(3)
 Co-president and
 General
 Manager--Branded
 Division
Steven A. Wolf..........        --            --          25,625/ 24,375      $119,796/$113,953(4)
 Vice President and
 Chief Financial Officer

--------
(1) Represents the aggregate market value (market price of the Common Stock less the exercise price) of the options granted based upon the closing sales price per share of $7.875 on December 31, 1998.
(2) The exercise price of an option to purchase 100,000 shares held by Mr. Salter is $6.875 per share. Such option vests at a rate of 20% of the initial award per year over a five year period commencing on May 12, 1999.
(3) The exercise prices of options to purchase 20,000 shares and 10,000 shares held by Mr. Newcombe are $2.88 per share and $3.20 per share, respectively. Such options vest at a rate of 25% and 20%, respectively, of the initial awards per year over four and five year periods commencing on January 2, 1999, and October 19, 1999, respectively.
(4) The exercise price of options to purchase 32,500 shares, 7,500 shares and 10,000 shares held by Mr. Wolf are $3.20 per share. Such options vest at rates of 20%, 20% and 33 1/3%, respectively, of the initial awards per year over five, five and three year periods commencing on December 15, 1998.

  The following table sets forth information regarding options to purchase shares of Common Stock granted to the Named Officers during fiscal 1998. No SAR's were granted during fiscal 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                        Potential Realized Value at
                         Number of     % of Total                         Assumed Annual Rates of
                         Securities   Options/SARs Exercise             Stock Price Appreciation for
                         Underlying    Granted to  or Base                      Option Term
                        Options/SARs  Employees in  Price   Expiration ------------------------------
         Name           Granted (#)   Fiscal Year   ($/sh)     Date     0% ($)   5% ($)     10% ($)
         ----           ------------  ------------ -------- ---------- ------------------ -----------
Michael G. Rubin.......       --           --          --         --        --        --          --
 Chairman of the Board
 and Chief Executive
 Officer of Global
James J. Salter........   100,000(1)      14.6%     $6.875    5/13/08       --  $ 432,365 $ 1,095,697
 Chief Executive
 Officer of Off-Price
 and Action Sports
 Division
David B. Newcombe......    20,000(2)       2.9%      $2.88    1/02/08       --  $  35,553     $90,731
 Co-president and
  General Manager--
  Branded Division         10,000(3)       1.5%      $3.20   10/19/08   $13,000   $41,300     $84,718
Steven A. Wolf.........       --           --          --         --        --        --          --
 Vice President and
 Chief Financial
 Officer

--------
(1) Such options vest at a rate of 20% of the initial award per year over a five year period commencing May 12, 1999.
(2) Such options vest at a rate of 25% of the initial award per year over a four year period commencing January 2, 1999.
(3) Such options vest at a rate of 20% of the initial award per year over a five year period commencing October 19, 1999.

Employment Agreements

  Michael G. Rubin. On September 25, 1996, the Company entered into an agreement with Mr. Rubin for an initial term of five years commencing on December 15, 1997, subject to automatic annual extensions, to serve as the Company's Chairman and Chief Executive Officer. Pursuant to the terms of the employment agreement, Mr. Rubin is entitled to receive (i) an annual base salary of $450,000 during the fiscal year ending December 31, 1999, increasing by $50,800 effective January 1, 2000 and $49,280 effective January 1, 2001,
(ii) an annual bonus based upon the achievements of Mr. Rubin and the results of operations of the Company, (iii) other benefits similar to those provided to Global's other officers. The agreement was entered into in anticipation of the Company completing a reorganization on or about January 1, 1997, which reorganization did not occur until December 15, 1997. The terms of the agreement specified that in the event that the reorganization did not occur prior to June 30, 1997, the agreement would become null and void. On the date of the reorganization, the employment agreement was amended such that the terms of the original agreement were adopted.

  Mr. Rubin's employment agreement may be terminated by Global with cause, which is defined to include, among other things, the willful failure or refusal by Mr. Rubin to comply with explicit directions of the Board of Directors or Executive Committee or to render the services required by the employment agreement, willful breach or habitual neglect in the performance of his duties, conviction of a felony or fraud or embezzlement involving assets of Global. In the event of termination by Global for any other reason, Mr. Rubin will be entitled to receive any unpaid salary and benefits through the date of termination. Under the employment agreement, for a period of one year following his termination, Mr. Rubin is prohibited from engaging in the planning, research, development, production, manufacturing, marketing, sales or distribution of athletic footwear, rugged outdoor footwear, sportswear, licensed products, related products, equipment or services or any other line of business engaged in or under demonstrable development by the Company. In addition, Mr. Rubin is prohibited from enticing, inducing or encouraging other employees of the Company to engage in any other activity which done by them would violate any provision of the contract.

  James J. Salter. On May 12, 1998, the Company entered into an employment agreement with James J. Salter, Chief Executive Officer of the Company's Off-Price and Action Sports Division, for an initial term of four years, subject to automatic annual extensions after the initial term. Mr. Salter's compensation is comprised of the following: (i) an annual base salary of $315,000 during the first year of the agreement increasing by not less than 5% each following year, (ii) stock option grants, (iii) incentive compensation of up to $100,000 based upon the sales and profit levels of the Company's Off-Price Division, and (iv) other benefits similar to those provided to Global's other officers.

  David B. Newcombe. On January 1, 1998, the Company entered into an employment agreement with David B. Newcombe, Co-president and General Manager--Branded Division, for an initial term of four years, subject to automatic annual extensions after the initial term. Mr. Newcombe's compensation is comprised of the following: (i) an annual base salary of $150,000 during the fiscal year ending December 31, 1999 increasing by $12,500 effective January 1, 2000, (ii) stock option grants, (iii) incentive compensation up to 40% of Mr. Newcombe's base salary based upon the achievements of Mr. Newcombe and the results of operations of the Company, and
(iv) other benefits similar to those provided to Global's other officers.

  Steven A. Wolf. On August 1, 1995, the Company entered into an employment agreement with Steven A. Wolf, Vice President and Chief Financial Officer of Global, for an initial term of three years, subject to automatic annual extensions after the initial term. Mr. Wolf's compensation is comprised of the following: (i) an annual base salary of $137,500 during the fiscal year ending December 31, 1999 increasing by $12,500 effective January 1, 2000; $5,000 effective January 1, 2001 and $5,000 effective January 1, 2002, (ii) stock option grants, (iii) incentive compensation up to 30% of Mr. Wolf's base salary based upon the achievements of Mr. Wolf and the results of operations of the Company, and (iv) other benefits similar to those provided to Global's other officers.

  Each of Mr. Salter's, Mr. Wolf's and Mr. Newcombe's employment agreements may be terminated by Global with cause, which is defined the same as in Mr. Rubin's agreement. In the event of termination by Global for any other reason, they would also be entitled to receive any unpaid salary and benefits through their respective dates of termination. All of their employment agreements contain three year restrictive covenants similar to the one in Mr. Rubin's agreement.

                         STOCK PERFORMANCE GRAPH

  The following graph shows a comparison of the cumulative total return for the Company's Common Stock, the NASDAQ Stock Market and the Peer Group Index (defined below), assuming an investment of $100 in each on January 1, 1994, and the reinvestment of all dividends. The data points used for the performance graph are listed below.

  The Peer Group Index reflects the performance of the following publicly traded companies in industries similar to that of the Company: K-Swiss Inc., Rocky Shoes & Boots, Inc., Saucony, Inc., The Timberland Company and Wolverine World Wide, Inc.




                             [Graph appears here]

                               12/31/93 12/31/94 12/31//95 12/31/96 12/31/97 12/31/98
Performance Graph Data Points  -------- -------- --------- -------- -------- --------
Global..................       $100.00   105.88    94.12    107.94    62.06   170.10
NASDAQ..................       $100.00    65.65    81.48    122.70   162.65   116.27
Peer Group Index........       $100.00   104.99   136.18    169.23   207.00   291.96

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company does not have any formal policy concerning the direct or indirect pecuniary interest of any of its officers, directors, security holders or affiliates in any investment to be acquired or disposed of by the Company or in any transaction to which the Company is a party or has an interest. The Company will not enter into any such transactions unless approved by a majority of the entire Board of Directors, not including any interested director.

  The Company's main executive offices and warehouse are located in King of Prussia, Pennsylvania in a 75,000 square foot facility leased from Mr. Rubin. Pursuant to the lease, the Company pays approximately $29,000 per month, plus maintenance and utilities, for use of these facilities. Payments by the Company to Mr. Rubin under the lease totalled $349,008 in fiscal 1998. The lease expires on September 30, 2009.

  As of December 31, 1998, the Company owed Mr. Rubin $1,829,935, including accrued interest, in connection with a loan by Mr. Rubin to the Company. Interest accrues on the loan at the Company's choice of prime plus 1/4% or LIBOR (Adjusted Eurodollar Rate) plus two hundred seventy-five basis points. The loan is subordinated to the Company's line of credit from its principal lending bank.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998 all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that none of such officers, directors or greater than 10% beneficial owners, other than Mr. Rubin, filed a Form 3 or Form 5.

                             SHAREHOLDER PROPOSALS

  Pursuant to recent amendments to the proxy rules under the Exchange Act, the Company's shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's 2000 Annual Meeting of Shareholders (the "2000 Meeting") will be April 30, 2000. As to all such matters which the Company does not have notice on or prior to March 19, 2000, discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2000 Meeting to vote on such proposal. This change in procedure does not affect the Rule 14a-8 requirements applicable to inclusion of shareholder proposals in the Company's proxy materials related to the 2000 Meeting. A shareholder proposal regarding the 2000 Meeting must be submitted to the Company at its office located at 555 S. Henderson Road, King of Prussia, Pennsylvania, 19406, by January 3, 2000 to receive consideration for inclusion in the Company's 2000 proxy materials. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Based upon the recommendation of the Audit Committee, the Board of Directors has selected Deloitte & Touche LLP to be the Company's independent certified public accountants for fiscal 1999. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to have the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

                                 OTHER MATTERS

  As of the date of this proxy statement, the Company knows of no other business that will be presented for consideration at the Annual Meeting (other than procedural matters). However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters that the Company's Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented for approval at the meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not constitute ratification of the action at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve;
(iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended; and (v) matters incident to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

                                 ANNUAL REPORT

  The Annual Report to Shareholders for the year ended December 31, 1998 (the "Annual Report") was previously mailed to Shareholders of the Company on May 19, 1999. The Annual Report contains the Company's audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 REQUIRED TO BE FILED WITH THE SEC WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST THEREFOR TO:

                                Steven A. Wolf
             Vice President, Chief Financial Officer and Secretary
                             555 S. Henderson Road
                           King of Prussia, PA 19406

                                          By Order of the Board of Directors,

                                          /s/ Steven A. Wolf
                                          Steven A. Wolf,
                                          Secretary

                              GLOBAL SPORTS, INC.

           1999 Annual Meeting of Shareholders -- July 13, 1999
                SOLICITED ON BEHALF OF THE COMPANY AND APPROVED
                           BY THE BOARD OF DIRECTORS

   The undersigned hereby appoints Michael G. Rubin and Kenneth J. Adelberg to act as attorneys and proxies for the undersigned, with full powers of substitution, to appear at the Annual Meeting of Shareholders of Global Sports, Inc. (the "Company") to be held on the 13th day of July, 1999 at the office of the Company, 555 S. Henderson Road, King of Prussia, Pennsylvania 19406 and at any postponement or adjournment thereof, and to vote all of the shares of the Company that the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

   THE PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE AFOREMENTIONED NOMINEES AS DIRECTORS, FOR THE INCREASE OF THE NUMBER OF SHARES ISSUABLE UNDER THE COMPANY'S INCENTIVE PLAN, FOR THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK UNDER THE COMPANY'S CERTIFICATE OF INCORPORATION AND FOR THE APPROVAL OF THE ISSUANCE IN A PRIVATE PLACEMENT OF MORE THAN 20% OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK. A MAJORITY OF THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

   Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

   Receipt of the Company's 1998 Annual Report to Shareholders and the Notice of the 1999 Annual Meeting and Proxy Statement relating thereto is hereby acknowledged.

  PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                 (Continued and to be SIGNED on Reverse Side)

X  Please mark your
   votes as in this
   example using dark ink only.



                   FOR THE       WITHHOLD AUTHORITY TO                                                FOR       AGAINST      ABSTAIN
                  NOMINEES         VOTE FOR ALL THE                                                   [ ]         [ ]          [ ]
                LISTED BELOW     NOMINEES LISTED BELOW
1. Election of      [ ]                  [ ]           The Board of Directors recommends a    2. The approval of an
   Directors:                                            vote "FOR" the election of the          amendment to the
                                                           nominees listed below.                Company's 1996
                                                                                                 Equity Incentive Plan
                                                                                                 to increase the
                                                                                                 number of shares of
                                                                                                 Common Stock
                                                                                                 issuable thereunder
                                                                                                 from 1,000,000 shares
                                                                                                 to 3,000,000 shares.
Nominees: For the election of Michael G. Rubin, Kenneth J. Adelberg, Harvey Lamm and Jeffrey F.
Rayport to serve as directors for one-year terms.
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.
----------------------------------------------------------------------------------------------------

3. To approve an amendment to the Company's         FOR         AGAINST      ABSTAIN                  FOR       AGAINST      ABSTAIN
   Certificate of Incorporation increasing the      [ ]           [ ]          [ ]                    [ ]         [ ]          [ ]
   number of authorized shares of Common Stock                                                4.  To approve the
   by 40,000,000 shares from 20,000,000 to                                                        issuance in a private
   60,000,000 shares.                                                                             placement of
                                                                                                  Common Stock of the
                                                                                                  Company
                                                                                                  representing 20% or
                                                                                                  more of the number of
                                                                                                  issued and
                                                                                                  outstanding shares of
                                                                                                  such Common Stock.

_________________________________________________  Date: ___________________________, 1999
        (Signature(s) of Shareholder(s))                  (Please date this Proxy)
Please sign exactly as your name(s) appear(s) to the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.